Exhibit 10.42

THE DUN & BRADSTREET CORPORATION

2009 STOCK INCENTIVE PLAN

INTERNATIONAL STOCK OPTION AWARD

(DATE)

This STOCK OPTION AWARD (this “Award”) is being granted to Fname Lname (the “Participant”) as of this             day of             , YYYY (the “Grant Date”) by THE DUN & BRADSTREET CORPORATION (the “Company”) pursuant to THE DUN & BRADSTREET CORPORATION 2009 STOCK INCENTIVE PLAN (the “Plan”). Capitalized terms not defined in this Award have the meanings ascribed to them in the Plan.

1. Grant of Stock Option. The Company hereby grants to the Participant pursuant to the Plan the right and option (an “Option”) to purchase, subject to the terms of this Award and the Plan and subject to the vesting provisions of Section 3, all or any part of the aggregate of #Options shares of the Company’s common stock, par value $.01 per share (the “Shares”), at a purchase price per Share of $Grant Price which is the Fair Market Value per Share on the Grant Date (the “Option Price”). This Option is a U.S. non-qualified stock option and, accordingly, does not qualify as an incentive stock option under Section 422 of the Code.

2. Term of Option. This Option shall expire on the tenth (10) anniversary of the Grant Date (the “Expiration Date”) and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 4 of this Award.

3. Vesting. Except as otherwise provided herein, this Option shall vest in equal installments on the first, second, third and fourth anniversaries of the Grant Date (i.e., 25% on each anniversary) and shall be exercisable only to the extent that it has vested. Except as provided in Section 4(b), this Option shall cease to vest upon the Participant ceasing to provide services as an employee, and may be exercised after the Participant’s date of termination only as set forth below.

4. Termination of Employment.

(a) Vesting and Exercisability Upon Termination due to Death or Disability. If the Participant ceases to provide services as an employee to the Company and its Affiliates by reason of death or Disability on or after the first anniversary of the Grant Date, (i) the unvested portion of such Option shall immediately vest in full and (ii) such portion may thereafter be exercised during the shorter of (A) the remaining term of the Option or (B) five years after the date of termination.

(b) Vesting and Exercisability Upon Termination due to Retirement. If the Participant ceases to provide services as an employee to the Company and its Affiliates by reason of Retirement on or after the first anniversary of the Grant Date, the unvested portion of the Option shall continue to vest (to the extent that it is not yet vested) and may thereafter be exercised during the shorter of (i) the remaining term of the Option or (ii) five years after the date of such termination (the “Post-Retirement Exercise Period”), but only to the extent such Option was vested (including any vesting that occurs during the Post-Retirement Exercise Period) at the time the Option is exercised; provided, however, that if the Participant dies within the Post-Retirement Exercise Period, the unexercised portion of the Option may thereafter be exercised during the shorter of (i) the remaining term of the Option or (ii) the period that is the longer of (A) five years after the date of such termination or (B) one year after the date of death (the “Special Exercise Period”), but only to the extent such Option was vested (including any vesting that occurs during the Special Exercise Period) at the time the Option is exercised.

(c) Effect of Other Termination. If the Participant ceases to provide services as an employee to the Company and its Affiliates (i) for any reason (other than death, Disability or Retirement on or after the first anniversary of the Grant Date) or (ii) for any reason prior to the first anniversary of the Grant Date, the unexercised portion of the Option may thereafter be exercised during the period ending 90 days after the date of such termination, but only to the extent such Option was vested at the time of such termination.

5. Manner of Exercise.

(a) Option Exercise and Issuance of Shares. Until the Company determines otherwise, Option exercises and delivery of Shares will be administered by an independent third-party broker selected from time to time by the Company.

(b) Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance, to the reasonable satisfaction of the Company, with all Applicable Laws concerning the issuance of Shares including, without limitation, the Company’s insider trading policy.

6. Tax Withholding.

(a) The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to the settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or (2) withholding from proceeds of the sale of the Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization).

(c) Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates.

(d) Finally, the Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

7. Nontransferability of Option. This Option shall not be transferable by the Participant otherwise than by will, by the laws of descent and distribution and, during the lifetime of the Participant this Option may only be exercised by the Participant.

8. Change in Control. If there is a Change in Control of the Company, the unvested portion of the Option shall become fully vested and exercisable as of the date of the Change in Control provided the Participant continues to provide services as an employee to the Company or its Affiliates from the Grant Date until the date of the Change in Control.

9. Change in Capital Structure. The terms of this Option, including the number of Shares subject to this Option, shall be adjusted in accordance with Section 13 of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of Shares or other similar changes in capitalization.

10. Privileges of Stock Ownership. The Participant shall not have any of the rights of a shareholder of the Company with respect to any Shares until the Shares are issued to the Participant and no adjustment shall be made for cash distributions in respect of such Shares for which the record date is prior to the date upon which such Participant or Permitted Transferee shall become the holder of record thereof.

11. Detrimental Conduct Agreement. The obligations of the Company under this Award are subject to the Participant’s timely execution, delivery and compliance with the Detrimental Conduct Agreement in the form provided by the Company to the Participant.

12. Entire Agreement. The Plan is incorporated herein by reference and a copy of the Plan can be requested from the Corporate Secretary Department, The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078. The Plan and this Award (including the appendix) constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. To the extent any provision of this Award is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Award shall be within its sole and absolute discretion and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant.

13. No Rights to Continued Employment. Nothing contained in the Plan or this Award shall give the Participant any right to be retained in the employment of the Company or its Affiliates or affect the right of any such Employer to terminate the Participant. The adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of any Participant. The Plan is a discretionary plan, and participation by the Participant is purely voluntary. The future value of the underlying Shares is unknown and cannot be predicted with certainty. Participation in the Plan with respect to this Award shall not entitle the Participant to participate with respect to any other award in the future or benefits in lieu of Options, even if Options have been granted repeatedly in the past. Any payment or benefit paid to the Participant with respect to this Award shall not be considered to be part of the Participant’s “salary,” and thus, shall not be taken into account for purposes of calculating any termination indemnity, severance pay, redundancy, dismissal, end of service payment, bonuses, long-term service awards, retirement, pension payment, welfare benefits, or any other employee benefits. In no event should this Award be considered as compensation for or relating to, past services for the Company, the Employer, or any Affiliate of the Company, nor is this Award or the underlying Shares intended to replace any pension rights or compensation. All decisions with respect to future Options, if any, will be at the sole discretion of the Company. In the event that the Participant is not an employee of the Company, the Award will not be interpreted to form an employment contract or relationship with the Company, the Employer or any Affiliate of the Company. The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value, the Options will have no value. If the Participant exercises the Participant’s Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Option Price. In consideration of the grant of Options, no claim or entitlement to compensation or damages shall arise from termination of the vesting of the Option or cancellation of the Option following the Participant ceasing to provide services as an employee to the Company or the Employer (regardless of the reason for the termination, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of any employment agreement) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Award, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim. In the event of termination of the Participant’s employment (whether or not later found to be invalid or in breach of the employment laws in the jurisdiction where the Participant provides services or the terms of any employment agreement), the Participant’s right to receive Options and vest in Options under the Plan, if any, will terminate effective as of the date that the Participant is no longer providing services as an employee. The Committee shall have the exclusive discretion to determine when the Participant is no longer providing services for purposes of the Participant’s Option. Unless otherwise provided in the Plan or Option or by the Company in its discretion, the Options and benefits evidenced by this document do not create any entitlement to have the Options transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Change in Control or other corporate transaction affecting the Shares. Neither the Company, the Employer nor any Affiliate shall be liable to the Participant for any foreign exchange rate fluctuation between Participant’s local currency and the United States dollar that may affect the value of the Option or any amounts due to the Participant in the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

14. Successors and Assigns. This Award shall be binding upon and inure to the benefit of all successors and assigns of the Company and the Participant, including without limitation, the estate of the Participant and the executor, administrator or trustee of such estate or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

15. Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Option by and among, as applicable, the Employer, and the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company, the Employer, and any Affiliate may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or an Affiliate, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan. The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan. The Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s employment status and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant Options or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

16. Severability. The terms or conditions of this Award shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

17. No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendation regarding the Participant’s participation in the Plan, or the acquisition or sale of underlying Shares. The Participant is advised to consult with his or her personal tax, legal, and financial advisors regarding the decision to participate in the Plan and before taking any action related to the Plan.

18. Language. If the Participant receives this Award or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

19. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. The Participant hereby agrees that all on-line acknowledgements shall have the same force and effect as a written signature.

20. Appendix. Notwithstanding any provisions in this Award, the Option shall be subject to any special terms and conditions set forth in any Appendix to this Award for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Option.

21. Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

22. Waiver. The Participant acknowledges that a waiver by the Company or breach of any provision of this Option shall not operate or be construed as a waiver of any other provision of this Option or of any subsequent breach by the Participant or any other Participant.

23. Governing Law.

(a) The laws of the State of New Jersey, U.S.A., including tort claims, (without giving effect to its conflicts of law principles) govern exclusively all matters arising out of or relating to this Award, including, without limitation, its validity, interpretation, construction, performance, and enforcement.

(b) Any party bringing a legal action or proceeding against any other party arising out of or relating to this Award shall bring the legal action or proceeding in the United States District Court for the District of New Jersey and any of the courts of the State of New Jersey, U.S.A.

(c) Each of the Company and the Participant waives, to the fullest extent permitted by law, (a) any objection which it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this Award brought in any court of the State of New Jersey, U.S.A., or the United States District Court for the District of New Jersey, including, without limitation, a motion to dismiss on the grounds of forum non conveniens or lack of subject matter jurisdiction; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

(d) Each of the Company and the Participant submits to the exclusive jurisdiction (both personal and subject matter) of (a) the United States District Court for the District of New Jersey and its appellate courts, and (b) any court of the State of New Jersey, U.S.A., and its appellate courts, for the purposes of all legal actions and proceedings arising out of or relating to this Award.

IN WITNESS WHEREOF, this Stock Option Award has been duly executed as of the date first written above.

THE DUN & BRADSTREET CORPORATION

By:

APPENDIX

THE DUN & BRADSTREET CORPORATION

2009 STOCK INCENTIVE PLAN

INTERNATIONAL STOCK OPTION AWARD

This Appendix includes additional terms and conditions that govern the Options granted to the Participant if the Participant resides in one of the countries listed herein. This Appendix forms part of the Award. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Award or the Plan.

This Appendix also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2012. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time the Participant exercises the Option and purchases Shares, or when the Participant subsequently sells the Shares purchased under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

Finally, the Participant understands that if he or she a citizen or resident of a country other than the one in which the Participant is currently working, transfers employment after the Grant Date, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

BELGIUM

Terms and Conditions

Tax Considerations. If the Option is accepted in writing within 60 days of the offer date, the Option will be subject to taxation on the 60th day following the offer date of the Option. If the Participant does not accept the Option in writing within 60 days of the offer, he or she will likely be taxed at exercise. Please refer to the Belgium Offer Letter that the Participant will receive along with his or her grant for a more detailed description of the tax consequences of choosing to accept the Option within 60 days of the offer date. The Participant should consult his or her personal tax advisor regarding the tax consequences and completion of the additional forms.

Termination of Employment. These provisions replace Section 4(b)-(c) of the Award:

(b) Vesting and Exercisability Upon Termination of Employment by Retirement. If the Participant’s active employment with the Company and its Affiliates terminates by reason of retirement (meaning the employee meets the definition of “Retirement” set forth in the Plan and is eligible for and will receive pension benefits directly following the termination date of his or her employment contract)), on or after the first anniversary of the Grant Date, the unvested portion of the Option shall continue to vest (to the extent not vested) and may thereafter be exercised during the shorter of (i) the remaining term of the Option or (ii) five years after the date of such termination of active employment (the “Post-Retirement Exercise Period”), but only to the extent such Option was vested (including any vesting that occurs during the Post-Retirement Exercise Period) at the time the Option is exercised; provided, however, that if the Participant dies within the Post-Retirement Exercise Period, the unexercised portion of the Option may thereafter be exercised during the shorter of (i) the remaining term of the Option or (ii) the period that is the longer of (A) five years after the date of such termination of active employment or (B) one year after the date of death (the “Special Exercise Period”), but only to the extent such Option was vested (including any vesting that occurs during the Special Exercise Period) at the time the Option is exercised.

(c) Effect of Other Termination of Employment. If the Participant’s active employment with the Company and its Affiliates terminates (i) for any reason (other than death, Disability or retirement (as defined in Section 4(b) above) after the first anniversary of the Grant Date) or (ii) for any reason on or prior to the first anniversary of the Grant Date, the unexercised portion of the Option may thereafter be exercised during the period ending 90 days after the date of such termination of active employment, but only to the extent such Option was vested at the time of such termination of active employment.

Notifications

Tax Reporting Notification. The Participant is required to report any brokerage or bank accounts opened and maintained outside Belgium on his or her annual tax returns.

CHINA

Terms and Conditions

Manner of Exercise. This provision supplements section 5 of the Award:

Due to regulatory requirements, the Participant will be required to exercise the Option using the cashless sell-all method of exercise. To complete a cashless sell-all exercise, the Participant agrees to instruct the broker to: (i) sell all of the Shares issued upon exercise; (ii) use the proceeds to pay the Option Price, brokerage fees and any applicable Tax-Related Items; and (iii) remit the balance in cash to the Participant. The Participant will not be permitted to hold Shares after exercise. Depending on the development of laws and status as a national of a country other than the People’s Republic of China (“PRC”), the Company reserves the right to modify the methods of exercising the Option and, in its sole discretion, to permit cash exercise, cashless sell-to cover exercise or any other method of exercise and payment of Tax-Related Items permitted under the Plan.

Exchange Control Restrictions. To the extent Participant is a PRC national, he or she understands and agrees that, due to exchange control laws in China, the Participant must immediately repatriate the proceeds from the cashless exercise to China. The Participant further understands that such repatriation of the proceeds may be effected through a special exchange control account established by the Company or an Affiliate, and the Participant hereby consents and agrees that the proceeds from the cashless exercise may be transferred to such special account prior to being delivered to the Participant. The proceeds may be paid in U.S. dollars or local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Participant acknowledges that he or she may be required to set up a U.S. dollar bank account in China so that the proceeds may be delivered to this account. If the proceeds are converted to local currency, the Participant acknowledges that the Company (including its Affiliates) is under no obligation to secure any exchange conversion rate, and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions in China. The Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time the sale proceeds are distributed through any such special exchange account. The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China, including without limitation, a shortening of the period after the Participant’s termination of employment during which the Option may vest and/or be exercised. Without limitation to the foregoing, the Participant agrees to sign any agreements, forms and/or consents that may be requested by the Company or the Company’s designated broker to effectuate the remittances, transfers, conversions or other processes affecting the proceeds from the cashless exercise of the Participant’s Options. These restrictions will apply to PRC nationals only.

FRANCE

Terms and Conditions

Language Consent

By accepting the Option, Participant confirms having read and understood the Plan and the Award, including all terms and conditions included therein, which were provided in the English language. Participant accepts the terms of those documents accordingly.

En acceptant cette Option, le Participant confirme avoir lu et compris le Plan et l’accord, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

Notifications

Exchange Control Information. The Participant must comply with the exchange control regulations in France. The Participant may hold stock outside France, provided the Participant declares any bank or stock account opened, held or closed abroad to the French tax authorities on an annual basis in the Participant’s personal income tax returns. Furthermore, the Participant must declare to the customs and excise authorities any cash or securities the Participant imports or exports without the use of a financial institution when the value of the cash or securities exceeds €10,000.

Option Not Tax-Qualified. The Participant understands that the Option is not intended to be French tax-qualified.

HONG KONG

Terms and Conditions

WARNING: This offer of Options and the Shares to be issued upon exercise of the Options do not constitute a public offer of securities under Hong Kong law and are available only to employees of the Company or its Affiliates. The contents of the Award, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The Options and the Shares to be issued upon exercise of the Options are intended only for the personal use of each eligible employee of the Employer, the Company, or its Affiliate and may not be distributed to any other person. If the Participant is in any doubt about any of the contents of the Award, including this Appendix, or the Plan, the Participant should obtain independent professional advice.

Privileges of Stock Ownership. This provision supplements Section 10 of the Award:

To facilitate compliance with securities laws in Hong Kong, the Participant agrees not to sell or transfer the Shares issued upon exercise of the Options within six months of the Grant Date.

Notifications

Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

Securities Law Information. The Option and the Shares to be issued upon exercise of the Options do not constitute a public offer of securities and are available only for employees of the Company or an Affiliate.

IRELAND

Notifications

Director Notification Requirement. If the Participant is a director, shadow director or secretary of an Irish Affiliate, pursuant to Section 53 of the Irish Company Act 1990, the Participant must notify the Irish company in writing within five business days of receiving or disposing of an interest in the Company (e.g., Options, Shares, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement, or within five business days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or minor child whose interests will be attributed to the director, shadow director or secretary.

NETHERLANDS

Terms and Conditions

Termination of Employment. These provisions replace Section 4(b)-(c) of the Award:

(b) Vesting and Exercisability Upon Termination of Employment by Retirement. If the Participant’s active employment with the Company and its Affiliates terminates on or after the one year anniversary of the grant due to death, Disability (as defined in the Plan) or retirement (meaning the employee can meet the definition of “Retirement” set forth in the Plan and is eligible to receive and will receive (pre)pension or early retirement benefits directly following the termination date of his or her employment contract), on or after the first anniversary of the Grant Date, the unvested portion of the Option may thereafter be exercised during the shorter of (i) the remaining term of the Option or (ii) five years after the date of such termination of active employment (the “Post-Retirement Exercise Period”), but only to the extent such Option was vested (including any vesting that occurs during the Post-Retirement Exercise Period) at the time the Option is exercised; provided, however, that if the Participant dies within the Post-Retirement Exercise Period, the unexercised portion of the Option may thereafter be exercised during the shorter of (i) the remaining term of the Option or (ii) the period that is the longer of (A) five years after the date of such termination of active employment or (B) one year after the date of death (the “Special Exercise Period”), but only to the extent such Option was vested (including any vesting that occurs during the Special Exercise Period) at the time the Option is exercised.

(c) Effect of Other Termination of Employment. If the Participant’s active employment with the Company and its Affiliates terminates (i) for any reason (other than death, Disability or retirement (as defined in Section 4(b) above) after the first anniversary of the Grant Date) or (ii) for any reason on or prior to the first anniversary of the Grant Date, the unexercised portion of the Option may thereafter be exercised during the period ending 30 days after the date of such termination of active employment, but only to the extent such Option was vested at the time of such termination of active employment.

Notifications

Securities Law Information. The Participant should be aware of the Dutch insider trading rules, which may impact the sale of Shares purchased under the Plan. In particular, the Participant may be prohibited from effecting certain share transactions if he or she has insider information regarding the Company.

By accepting the Option, the Participant acknowledges having read and understood this Securities Law Information section and acknowledges that it is his or her responsibility to comply with the following Dutch insider trading rules.

Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “insider information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of specific information concerning the issuing company to which the securities relate or the trade in securities issued by such company, which has not been made public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. In the case of the Company, an insider could be any employee of any Affiliate in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain employees working at a Affiliate in the Netherlands (including the Participant) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when the Participant had such inside information.

If the Participant is uncertain whether the insider trading rules apply to him or her, then Participant should consult with his or her personal legal advisor.

SINGAPORE

Terms and Conditions

Securities Law Information. The Option is being granted to the Participant pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that such Option grant is subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the Shares underlying the Option unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.). The Shares are currently traded on the NYSE, which is located outside of Singapore, and Shares acquired under the Plan may be sold through this exchange.

Notifications

Director Notification Requirement. Directors of a Singaporean Affiliate are subject to certain notification requirements under the Singapore Companies Act. Directors must notify the Singapore Affiliate in writing of an interest (e.g., Options, Shares, etc.) in the Company or any Affiliate within two (2) business days of (i) its acquisition or disposal, (ii) any change in previously disclosed interest (e.g., when Shares acquired at exercise are sold), or (iii) becoming a director.

Insider Trading Notification. The Participant should be aware of the Singapore insider trading rules, which may impact the acquisition or disposal of Shares or rights to Shares under the Plan. Under the Singapore insider trading rules, the Participant is prohibited from selling Shares when the Participant is in possession of information which is not generally available and which the Participant knows or should know will have a material effect on the price of Shares once such information is generally available.

UNITED KINGDOM

Terms and Conditions

Tax Withholding. This provision supplements Section 6 of the Award:

The Participant agrees that, if the Participant does not pay or the Employer or the Company does not withhold from the Participant the full amount of income tax that the Participant owes at exercise of the Option, or the release or assignment of the Option for consideration, or the receipt of any other benefit in connection with the Option (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by the Participant to the Employer, effective 90 days after the Taxable Event. The Participant agrees that the loan will bear interest at the then current rate of Her Majesty’s Revenue and Customs (“HMRC”) and will be immediately due and repayable by the Participant, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to the Participant by the Employer, by withholding in Shares issued upon exercise of the Option or from the cash proceeds from the sale of Shares or by demanding cash or a cheque from the Participant. The Participant also authorizes the Company to delay the issuance of any Shares unless and until the loan is repaid in full.

Notwithstanding the foregoing, if the Participant is an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that the Participant is an officer or executive director and income tax is not collected from or paid by the Participant within 90 days of the Taxable Event, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and national insurance contributions may be able. The Participant acknowledges that the Company or the Employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in Section 6 of the Award. However, the Participant is primarily responsible for reporting and paying any income tax and national insurance contributions due on this additional benefit directly to HMRC under the self-assessment regime.

Termination of Employment. Section 4(b) does not apply to Participants employed in the United Kingdom and Section 4(c) is replaced with the following provision:

(c) Effect of Other Termination of Employment. If the Participant’s active employment with the Company and its Affiliates terminates (i) for any reason (other than death or Disability) on or after the first anniversary of the Grant Date or (ii) for any reason prior to the first anniversary of the Grant Date, the unexercised portion of the Option may thereafter be exercised during the period ending 90 days after the date of such termination of active employment, but only to the extent such Option was vested at the time of such termination of active employment. Notwithstanding any provision in the Plan to the contrary, due to legal restrictions, if the Participant’s active employment with the Company and its Affiliates terminates for reason of Retirement on or after the first anniversary of the Grant date, the vesting of the Option shall not be accelerated; however, the Participant may exercise any unexercised Option during the period ending 90 days after the date of such termination of active employment to the extent such Option was vested at the time of such termination of active employment.